Exhibit 10.15

EXCLUSIVITY AGREEMENT

This EXCLUSIVITY AGREEMENT (this “Agreement”) is made as of March 31, 2025, by and among Hut 8 Corp., a Delaware corporation (“Hut 8”), and American Bitcoin Corp., a Delaware corporation (the “Company” and, together with Hut 8, the “Parties”, and each individually, a “Party”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, American Bitcoin Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Hut 8 (“Purchaser”), the Company, the stockholders of the Company party thereto and the other parties thereto are entering into the Contribution and Stock Purchase Agreement (the “Transaction Agreement”), pursuant to which Purchaser will contribute certain assets to the Company and, in consideration thereof, the Company will issue and sell to Purchaser certain shares of the Company’s Class B Common Stock, on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, US Data Mining Group, Inc., a Nevada corporation and wholly-owned subsidiary of Hut 8 (“USDMG”), is entering into a Master Colocation Services Agreement with the Company pursuant to which one or more Affiliates of Hut 8 (each, a “Service Provider”) will provide hosting and colocation services to the Company (the “Colocation Agreement”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, USDMG is entering into a Master Management Services Agreement with the Company pursuant to which one or more Service Providers will manage the bitcoin mining operations of the Company (the “Management Agreement”); and

WHEREAS, Hut 8 desires certain rights to serve as the exclusive provider to the Company of (1) hosting and colocation services provider with respect to any and all Company Equipment (as defined below), whether pursuant to the Colocation Agreement or otherwise, and (2) digital asset mining operations services, whether pursuant to the Management Agreement or otherwise, and the Company desires to grant such rights to Hut 8, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the other transaction documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Certain Defined Terms. As used in this Agreement, the following defined terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that is Controlled (as defined below) by, under common Control with, or which Controls such Person.

“Company Equipment” means, as of any date, the digital asset mining equipment owned by the Company Parties as of such date.

“Company Parties” means the Company, its current and future subsidiaries (whether wholly-owned or partially owned) and its current and future Affiliates (other than the Company’s stockholders and their Affiliates, including Hut 8 and its subsidiaries and Affiliates other than the Company and its subsidiaries and controlled Affiliates).

“Control (and its correlatives)” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies, or operations of an entity or Person, whether through the ownership of voting securities, by contract or otherwise.

“Hut 8 Sites” means, as of any date, the sites operated and owned or leased by Hut 8 or its Affiliates (other than the Company) as of such date, including without limitation data centers, colocation centers, mining farms and other facilities.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, governmental authority or any other entity of any kind.

2. Grant of Exclusivity. During the Exclusivity Term, the Company agrees that Hut 8 and its Affiliates (other than the Company) shall be the exclusive providers to the Company Parties of (1) hosting and colocation services with respect to any and all Company Equipment, whether pursuant to the Colocation Agreement or otherwise, and (2) digital asset mining operations services, whether pursuant to the Management Agreement or otherwise (collectively, the “Exclusive Services”). The Company further agrees that (a) it shall cause and shall cause the Company Parties to cause the Company Equipment to be installed, maintained and operated exclusively at the Hut 8 Sites and (b) it shall not, directly or indirectly, and it shall cause the Company Parties not to, enter into any agreement or other arrangement with any Person (other than Hut 8 and its Affiliates (other than the Company)) providing for the installation, maintenance or operation of the Company Equipment at any location other than the Hut 8 Sites.

3. Exclusivity Term. The term of this Agreement (the “Exclusivity Term”) shall commence on the date of this Agreement and end at such time as both the Master Management Services Agreement and the Master Colocation Services Agreement (or any successor agreements) shall have expired or been terminated.

4. Non-Exclusive Service Provider. Hut 8 and its Affiliates (other than the Company) are currently engaged in the business of providing services similar to the Exclusive Services, including for its own account or for the account of third parties (the “Outside Services”).

For the elimination of doubt, nothing contained in this Agreement imposes any restrictions on the right of Hut 8 and its Affiliates (other than the Company) to provide Outside Services, and such provision of Outside Services shall not constitute a violation of, or give rise to any rights or remedies to the Company or any other Company Parties under this Agreement or any other agreement between Hut 8 and its Affiliates (other than the Company) and the Company (including without limitation the Colocation Agreement and the Management Agreement).

5. Cooperation; Further Assurances. From time to time hereafter, each Party agrees to cooperate with the other Party and to do all such acts and things and to execute and deliver, or cause to be executed and delivered, all such documents, notices, instruments and agreements as may be necessary or desirable to give effect to the provisions and intent of this Agreement.

6. Amendment, Modification and Waiver. No amendment of any provision of this
Agreement shall be effective unless the same shall be in writing and signed by the Parties. Any failure of a Party to comply with any obligation or agreement hereunder may only be waived in writing by the Party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a Party to take any action with respect to any breach of this Agreement or default by the other Party shall constitute a waiver of such Party’s right to enforce any provision hereof or to take any such action.

7. Successors and Assigns. This Agreement is binding upon, shall inure to the benefit of and be enforceable by and against the Parties and their respective successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Company without the prior written consent of Hut 8.

8. Entire Agreement. This Agreement (together with any exhibits and schedules hereto and the other agreements, documents and instruments delivered in connection with the Transaction Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings, whether written or oral, among the Parties with respect to such subject matter.

9. Governing Law; Jurisdiction. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof that would require the application of the laws of any other jurisdiction.

10. Counterparts; Deliveries. This Agreement may be executed in counterparts, each of which will be deemed an original and which together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of signatures via .pdf or other electronic transmission.

11. No Third-Party Beneficiaries. Hut 8’s subsidiaries and Affiliates (other than the Company) are express third party beneficiaries of this Agreement and each shall be entitled to enforce the provisions of this Agreement. Except as set forth in the immediately preceding sentence, this Agreement is not intended to confer upon any person other than the Parties (and their respective successors and assigns) any rights or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first written above.

HUT 8:

HUT 8 CORP.

By:	/s/ Asher Genoot
	Name:	Asher Genoot
	Title:	Chief Executive Officer

COMPANY:

AMERICAN BITCOIN CORP.

By:	/s/ Michael Ho
	Name:	Michael Ho
	Title:	Executive Chairman

[Signature Page to Exclusivity Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first written above.

HUT 8:

HUT 8 CORP.

By:	/s/ Asher Genoot
	Name:	Asher Genoot
	Title:	Chief Executive Officer

COMPANY:

AMERICAN BITCOIN CORP.

By:	/s/ Michael Ho
	Name:	Michael Ho
	Title:	Executive Chairman

[Signature Page to Exclusivity Agreement]